SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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NAVIDEA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016 ANNUAL MEETING OF STOCKHOLDERS

July 1, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Navidea Biopharmaceuticals, Inc., which will be held at 9:00 a.m., Eastern Daylight Time, on August 11, 2016, at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024. The matters on the meeting agenda are described in the Notice of 2016 Annual Meeting of Stockholders and proxy statement which accompany this letter.

We hope you will be able to attend the meeting, but regardless of your plans, we ask that you please complete, sign, and date the enclosed proxy card and return it in the envelope provided, or take advantage of the opportunity to vote online or by telephone, so that your shares will be represented at the meeting.

Very truly yours,

/s/ Jed A. Latkin

Jed A. Latkin
Interim Chief Operating Officer

NAVIDEA BIOPHARMACEUTICALS, INC.

5600 Blazer Parkway, Suite 200

Dublin, Ohio 43017

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

NAVIDEA BIOPHARMACEUTICALS, INC.:

The Annual Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the Company), will be held at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024, on August 11, 2016, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect two directors, to serve for a term of three years or until their successors are duly elected and qualified;

2.	To increase the authorized number of shares of the Company from 205,000,000 to 305,000,000, consisting of 300,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value;

3.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for 2016; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on June 17, 2016, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 11, 2016: The proxy statement and annual report to security holders are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please complete, sign, and date the enclosed proxy card and return it in the envelope provided, or take advantage of the opportunity to vote your proxy online or by telephone.

By Order of the Board of Directors

/s/ Jed A. Latkin

Jed A. Latkin
Interim Chief Operating Officer

Dublin, Ohio

July 1, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.

_______________________________

2016 ANNUAL MEETING OF STOCKHOLDERS

August 11, 2016

_______________________________

PROXY STATEMENT

Dated July 1, 2016

_______________________________

GENERAL INFORMATION

Date, Time and Place of Annual Meeting. The Annual Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc. will be held at the Hilton Garden Inn, 70 Challenger Road, Ridgefield Park, NJ 07660, 201-641-2024, on August 11, 2016, at 9:00 a.m., Eastern Daylight Time.

Solicitation. This proxy statement is furnished to the stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Company’s 2016 Annual Meeting of Stockholders to be held on August 11, 2016, and any adjournment thereof. We have elected to furnish proxy materials and our fiscal 2015 annual report to many of our stockholders over the Internet pursuant to the rules of the U.S. Securities and Exchange Commission. On or about July 1, 2016, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to gain access to our proxy statement and annual report and how to vote online. All other stockholders received a copy of the proxy statement and annual report by mail on or about July 1, 2016. The Notice also contains instructions on how you can elect to receive a printed copy of the proxy statement and annual report, if you only received a Notice by mail. All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

Company Address. The mailing address of our principal executive offices is 5600 Blazer Parkway, Suite 200, Dublin, Ohio 43017.

Voting Rights. Stockholders of record at the close of business on June 17, 2016 (the Record Date), are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 155,640,734 shares of common stock, par value $0.001 per share (Common Stock) outstanding. Each holder of Common Stock of record on June 17, 2016, is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

Authorization. The shares represented by the accompanying proxy will be voted as directed if the proxy is properly completed, signed, and received by us or otherwise properly voted on the Internet or by telephone. The proxy will be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof. If you are a holder of record and you sign, date, and send in your proxy but do not indicate how you want to vote, your proxy will be voted “For” each of the proposals to be voted on at the Annual Meeting.

Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting. Please note, however, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

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Tabulation. Under Section 216 of the Delaware General Corporation Law (DGCL) and our bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum even though they are marked as “Abstain,” “Against” or “Withhold Authority” on one or more, or all matters, or they are not marked at all. Brokers, banks, or other nominees who hold their customers’ shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such brokers, banks, or other nominees are members, sign and submit proxies for such shares and may vote such shares on routine matters. The proposals to (1) increase the authorized number of shares of our common stock, and (2) ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm, are considered routine matters. Brokers, banks, or other nominees may not vote on matters considered non-routine without specific instructions from the customer who owns the shares. The proposal to elect two directors is not considered a routine matter. Proxies signed and submitted by brokers, banks, or other nominees that have not been voted on certain matters are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. We encourage you to provide voting instructions to any broker, bank or other nominee that holds your shares by carefully following the instructions provided in the notice from such entity.

Under Section 216 of the DGCL and our bylaws, the election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of our Common Stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward a nominee’s achievement of a plurality and, thus, will have no effect. Under Section 242 of the DGCL and our by-laws, the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares requires the affirmative vote of the holders of a majority of the shares of our outstanding common stock. For purposes of determining the number of shares of our common stock voting on the amendment, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have the effect of a negative vote. The ratification of Marcum LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” each proposal. Broker non-votes are disregarded and will have no effect.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote, no votes will be cast on your behalf for that proposal to be considered at the Annual Meeting. Your bank, broker, or other nominee will continue to have discretion to vote any uninstructed shares on the proposals to increase the authorized shares of our common stock and to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm.

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PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Nominees for Election as Directors

We presently have five directors on our Board of Directors, comprised of three classes with terms expiring at the Annual Meetings in 2016, 2017 and 2018, respectively, and each containing, two, two and one director(s), respectively. At the 2016 Annual Meeting, the nominees to the Board of Directors receiving the highest number of votes will be elected as directors to a term of three years expiring in 2019.

Our Compensation, Nominating and Governance (CNG) Committee has nominated Michael Rice and Eric K. Rowinsky, M.D. for election as directors to serve for a term of three years. Stockholders may not vote for a greater number of persons than the number of nominees named.

Only “For” or “Withhold Authority” votes are counted in determining whether a plurality has been cast in favor of a director nominee. You cannot abstain in the election of a director, and broker non-votes are not counted. We have no reason to believe that any nominee will not stand for election or serve as a director. In the event that a nominee fails to stand for election, the proxies will be voted for the election of another person designated by the persons named in the proxy. See the section entitled “General Information–Tabulation."

Set forth below is current biographical information about our directors, including the qualifications, experience and skills that make them suitable for service as a director. Each listed director’s respective experience and qualifications described below led the CNG Committee of our Board of Directors to conclude that such director is qualified to serve as a member of our Board of Directors.

The Board of Directors has nominated the following persons to serve as directors of the Company until the 2019 Annual Meeting:

Y. Michael Rice has served as a director of Navidea since May 2016. Mr. Rice is a founding partner of LifeSci Advisors, LLC and LifeSci Capital, LLC, companies which he co-founded in March 2010. Prior to co-founding LifeSci Advisors and LifeSci Capital, Mr. Rice was the co-head of health care investment banking at Canaccord Adams, where he was involved in debt and equity financing. Mr. Rice was also a Managing Director at ThinkEquity Partners where he was responsible for managing Healthcare Capital Markets, including the structuring and execution of numerous transactions. Prior to that, Mr. Rice served as a Managing Director at Banc of America serving large hedge funds and private equity healthcare funds. Previously, he was a Managing Director at JPMorgan/Hambrecht & Quist. Mr. Rice currently serves on the board of directors of RDD Pharma, a specialty pharmaceuticals company. Mr. Rice received a B.A. from the University of Maryland.

Eric K. Rowinsky, M.D. has served as a director of Navidea since July 2010. Dr. Rowinsky has served as Executive Chairman, President, and Head of the Scientific Advisory Board of RGenix, Inc, since June 2015. He has also been the Head of Research and Development, Executive Vice President, and Chief Medical Officer of Stemline Therapeutics, Inc. from 2012 to 2015, and was the Chief Executive Officer and Founder of Primrose Therapeutics from August 2010 to September 2011 at which time it was acquired by Stemline. From 2005 to 2009, he served as the Chief Medical Officer and Executive Vice President of Clinical Development and Regulatory Affairs of ImClone Systems Incorporated, a life sciences company, which was acquired by Eli Lilly. Prior to that, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute of Drug Development, including Director of the Institute, Director of Clinical Research and SBC Endowed Chair for Early Drug Development, and concurrently served as Clinical Professor of Medicine in the Division of Medical Oncology at the University of Texas Health Science Center at San Antonio. Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins University School of Medicine and on active staff at the Johns Hopkins School of Medicine from 1987 to 1996. Dr. Rowinsky is a member of the boards of directors of Biogen Idec, Inc., BIND Therapeutics, Inc., and Fortress Biosciences, Inc., publicly-held life sciences companies. He is also an Adjunct Professor of Medicine at New York University. Dr. Rowinsky has extensive research and drug development experience, oncology expertise, corporate strategy, and broad scientific and medical knowledge.

The Board of Directors unanimously recommends a vote “FOR” each of the director nominees named above.

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Directors whose terms continue until the 2017 Annual Meeting:

Michael M. Goldberg, M.D. has served as a director of Navidea since November 2013. Dr. Goldberg has been a Managing Partner of Montaur Capital Partners since January 2007. Prior to that, Dr. Goldberg served as the Chief Executive Officer of Emisphere Technologies, Inc., from August 1990 to January 2007 and as its President from August 1990 to October 1995. He also served on Emisphere’s board of directors from November 1991 to January 2007. Previous to that, Dr. Goldberg served as Vice President of The First Boston Corp., where he was a founding member of the Healthcare Banking Group. Dr. Goldberg is or has been a Director of Echo Therapeutics, Inc., AngioLight, Inc., Urigen Pharmaceuticals, Inc., Alliqua BioMedical, Inc., and ADVENTRX Pharmaceuticals Inc. Dr. Goldberg received a B.S. degree from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University in 1982, and an M.B.A. from Columbia University Graduate School of Business in 1985.

Mark I. Greene M.D., Ph.D., FRCP has served as a Director of Navidea since March 2016. Dr. Greene has been Director of the Division of Immunology, Department of Pathology at University of Pennsylvania School of Medicine since 1986. Dr. Greene was the Associate Director of the Division for Fundamental Research, University of Pennsylvania Cancer Center from 1987-2009 and has been the John Eckman Professor of Medical Science of the University of Pennsylvania School of Medicine since 1989. From 1980 to 1986 he served as an Associate Professor of both Harvard University and Harvard Medical School. His groundbreaking work in erbB receptor function led to the development of Herceptin (Genentech) and to the development of a proprietary method for the rapid, reliable design of allosteric inhibitors of receptors and enzymes. Dr. Greene currently serves as a Member of the Scientific Advisory Board of Navidea’s subsidiary Macrophage Therapeutics. He previously served as a scientific advisor to Ception Therapeutics, Antisome PLC and Fulcrum Technologies and also served as a Member of the Scientific Advisory Boards of Fulcrum Pharmaceuticals, Inc. and Tolerx, Inc. He previously served as an Emeritus Director of Emisphere Technologies, Inc. where he also served as a Director. Additionally, Dr. Greene previously served as a Director of Ribi Immunochem Research, Inc. and currently serves as a Consultant of Martell Biosystems, Inc. Dr. Greene has an outstanding record of contributions to cancer biology and drug discovery that is well-documented in over 400 publications. Dr. Greene is a recipient of many awards and patents and has collaborated with a number of pharmaceutical companies. He received his M.D. (1972) and Ph.D. (1977) from the University of Manitoba, Canada, became a Fellow of the Royal College in 1976 and then joined the faculty of Harvard Medical School in 1978.

Director whose term continues until the 2018 Annual Meeting:

Anthony S. Fiorino, M.D., Ph.D. has served as a Director of Navidea since March 2016. Dr. Fiorino has almost 20 years of experience in biotechnology finance and drug development. Since December 2015, he has been President and CEO of Triumvira Immunologics, located in Hamilton, Ontario, Canada and Hackensack, New Jersey.  Prior to this he was Chief Executive Officer at BrainStorm Cell Therapeutics from June 2014 to November 2015.  From January 2013 to May 2014, he was a Managing Director at Greywall Asset Management, a healthcare equity fund, and President and Managing Member of Alchimia Partners, his consulting firm, from February 2008 to December 2012. Dr. Fiorino was also Founder, President and CEO of EnzymeRx, where he led the acquisition of a late-stage pre-clinical biologic and the development of the compound through Phase 1/2 clinical trials and its subsequent sale to 3SBio. Before founding EnzymeRx, Dr. Fiorino worked as a biotechnology and pharmaceuticals analyst and portfolio manager at firms including JP Morgan, Citigroup, and Pequot Capital. Dr. Fiorino earned an M.D. (1996) and a Ph.D. (1995) from the Albert Einstein College of Medicine where he studied the differentiation of liver progenitor cells, a B.S. in Biology from the Massachusetts Institute of Technology (1989) and has authored over 20 publications in the medical and scientific literature.

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PROPOSAL NO. 2 – AMENDMENT TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 200,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of our preferred stock, $.001 par value.

Our Board of Directors has approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 200,000,000 shares to 300,000,000 shares. Under the amendment, Section 4.1 of Article FOUR of the Amended and Restated Certificate of Incorporation would read:

“4.1         AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 305,000,000 shares, consisting of:

(a)	300,000,000 shares of Common Stock, par value $.001 per share (the Common Stock); and

(b)	5,000,000 shares of Preferred Stock, par value $.001 per share (the Preferred Stock).”

As of June 17, 2016, of the 200,000,000 shares of common stock presently authorized, 155,640,734 shares were issued and outstanding, 19,493,575 shares were reserved for issuance under our stock option plans or related to outstanding warrants and convertible securities, and 24,865,691 shares were not reserved for any other specific use and were available for future issuances. If our stockholders approve the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares, we will have 124,865,691 shares of common stock that are not reserved for any specific use and are available for future issuances.

Our Board of Directors believes that the 24,865,691 shares of common stock that are not reserved and which are available for issuance do not provide us with sufficient flexibility to act in a timely manner in meeting future capital needs. We anticipate that we may in the future need to issue additional shares in connection with one or more of the following:

•	acquisitions;
•	strategic investments;
•	corporate transactions, such as stock splits or stock dividends;
•	financing transactions, such as public offerings of common stock or convertible securities;
•	incentive and employee benefit plans; and
•	otherwise for corporate purposes that have not yet been identified.

In order to provide our Board of Directors with certainty and flexibility to meet such needs, the Board of Directors believes it is in the best interests of our Company at this time to increase the number of authorized shares of our common stock. No such transactions are currently under consideration by the Board of Directors. If this proposal is not adopted, management believes we will be severely limited in our ability to raise capital. Further, if we are unsuccessful in gaining approval for this increase in our authorized shares, and other funding sources are not available to us, our ability to pursue planned development and commercialization activities may be limited or delayed.

If this proposal is adopted, the additional authorized shares of common stock may be issued upon the approval of our Board of Directors at such times, in such amounts, and upon such terms as our Board of Directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies, or any exchange or quotation service on which our common stock may then be listed. For example, NYSE MKT rules require approval of our stockholders in certain additional situations, including: (i) in connection with the acquisition of certain stock or assets, including another business, from a director, officer or substantial shareholder, or from an entity in which one of such persons is a substantial stockholder, or from an entity in which one of such persons has a substantial direct or indirect interest, and the stock issuable in such transaction could result in an increase in the number of outstanding shares of 5% or more, (ii) in a transaction or a series of transactions (except for a public offering of common stock for cash) that would result in an increase in the number of shares or voting power of the outstanding shares by 20% or more, (iii) where the issuance of common stock would result in a change of control of our Company, or (iv) in connection with a stock option or equity compensation plan under which stock may be acquired by officers or directors. The ability of our Board of Directors to issue shares from the additional authorized shares will allow the Board, except under the limited circumstances discussed in this paragraph, to perform the functions for which they are currently empowered under our Amended and Restated Certificate of Incorporation and by-laws in executing certain transactions, such as acquisitions, investments, or other transactions, pursuant to which such additional authorized shares could be issued without further stockholder approval of the specific transaction.

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Our stockholders do not have preemptive rights with respect to future issuances of additional shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock of our Company in order to maintain their proportionate ownership interest. As a result, the issuance of a significant amount of additional authorized common stock (other than as the result of a stock split or other pro rata distribution to stockholders) would result in a significant dilution of the beneficial ownership interests and/or voting power of each company stockholder who does not purchase additional shares to maintain his or her pro rata interest. As additional shares are issued, the shares owned by our existing stockholders will represent a smaller percentage ownership interest in our Company. For instance, a stockholder who currently owns 100,000 shares of our common stock has .06% of our total outstanding shares of common stock. If, however, the proposal is approved and all 100,000,000 of the additional shares of common stock are issued, the stockholder’s 100,000 shares then would represent approximately .04% of our total outstanding shares of common stock. In addition, the issuance of additional shares of our common stock could result in a decrease in the trading price of our common stock, depending on the price at which such shares are issued.

Possible Anti-Takeover Effects of the Proposal

Our Board of Directors does not intend or view the proposed increase in the number of authorized shares of our common stock as an anti-takeover measure, but rather, as a means of providing greater flexibility to the Board of Directors as indicated above. Nevertheless, the proposed increase in our authorized shares could enable the Board of Directors to issue additional shares to render more difficult or discourage an attempt by another person or entity to obtain control of our Company, even if the holders of our common stock deem such acquisition of control of our Company to be in their best interests. The issuance of additional shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby could dilute the proportionate interest of a party attempting to gain control of our Company. As of the date of this proxy statement, our Board of Directors and our management are not aware of any attempt or plan to takeover or acquire our Company or our common stock, and the proposal to increase the authorized shares of our common stock was not prompted by any takeover or acquisition effort or threat. Other than the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, our Board of Directors does not currently contemplate recommending the adoption of any other proposals or amendments to our Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our Company.

Required Vote

The affirmative vote of the holders of a majority of the shares of our outstanding common stock is required to adopt this proposal. It will become effective upon the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, which we intend to make as soon as practicable following the completion of the Annual Meeting.

The Board of Directors recommends that our stockholders vote “FOR” approval of the amendment to our Amended and Restated Certificate of Incorporation.

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PROPOSAL NO. 3 – RATIFICATION OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP (Marcum) was engaged as the Company’s principal accountant on May 9, 2016, and has reviewed the Company’s financial statements for the three-month period ended March 31, 2016. The Audit Committee has selected Marcum as the Company’s independent registered public accounting firm for purposes of auditing our financial statements for the current fiscal year ending December 31, 2016. Although not required, the Board of Directors is submitting its selection to the stockholders of the Company for ratification. The Board of Directors will reconsider the appointment of Marcum if its selection is not ratified by the stockholders. A representative of Marcum is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

The Board of Directors recommends that our stockholders vote “FOR” ratification of the appointment of Marcum.

Change in independent registered public accountants

As reported in the Company’s Current Report on Form 8-K filed on May 9, 2016, by letter dated May 3, 2016, the Company was informed by its former independent registered public accounting firm, BDO USA, LLP (BDO), that BDO was resigning as the Company’s independent registered public accounting firm. BDO did not provide any reason for its resignation. The Company’s board of directors did not recommend or approve the resignation.

The audit reports of BDO on the Company’s financial statements as of and for the years ended December 31, 2014 and December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report for the year ended December 31, 2015 contained a paragraph stating that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2015 based on the Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

During the fiscal years ended December 31, 2014 and December 31, 2015, there were (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) in connection with its audit reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than the material weakness identified in BDO’s report for the year ended December 31, 2015.

BDO furnished the Company with a letter addressed to the SEC indicating that it agrees with the foregoing statements insofar as they relate to BDO. A copy of this letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on May 9, 2016.

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Information Concerning the Board of Directors

and Executive Officers

Directors

Set forth below are the names and committee assignments of the persons who constitute our Board of Directors.

Name	Age	Committee(s)
Anthony S. Fiorino, M.D., Ph.D.	48	Audit
Michael M. Goldberg, M.D.	57	Audit (Chairman)
Mark I. Greene, M.D. Ph.D., FRCP	67	Compensation, Nominating and Governance
Y. Michael Rice	51	Audit; Compensation, Nominating and Governance
Eric K. Rowinsky, M.D.	59	Compensation, Nominating and Governance (Chairman)

Director Qualifications

The Board of Directors believes that individuals who serve on the Board should have demonstrated notable or significant achievements in their respective field; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders. The following are qualifications, experience and skills for Board members which are important to our business and its future:

•	General Management. Directors who have served in senior leadership positions are important to us as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board of Directors, are enhanced by their leadership experience developed at businesses or organizations that operated on a global scale, faced significant competition, or involved other evolving business models.

•	Industry Knowledge. Because we are a pharmaceutical development company, education or experience in our industry, including medicine, pharmaceutical development, marketing, distribution, or the regulatory environment, is important because such experience assists our Directors in understanding and advising our Company.

•	Business Development/Strategic Planning. Directors who have a background in strategic planning, business development, strategic alliances, mergers and acquisitions, and teamwork and process improvement provide insight into developing and implementing strategies for growing our business.

•	Finance/Accounting/Control. Knowledge of capital markets, capital structure, financial control, audit, reporting, financial planning, and forecasting are important qualities of our directors because such qualities assist in understanding, advising, and overseeing our Company’s capital structure, financing and investing activities, financial reporting, and internal control of such activities.

•	Board Experience/Governance. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the chief executive officer and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, and compliance-related matters.

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Board of Directors Meetings

Our Board of Directors held a total of 12 meetings in the fiscal year ended December 31, 2015, and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served. It is our policy that all directors attend the Annual Meeting of Stockholders. However, conflicts and unforeseen events may prevent the attendance of a director, or directors. All then-current members of our Board of Directors attended the 2015 Annual Meeting of Stockholders in person.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors has determined that it is generally in the best interests of the Company and its stockholders that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals within our organization. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance, presides over meetings of the full Board of Directors, and acts as the lead independent director. The Board of Directors believes that this structure helps facilitate the role of the independent directors in the oversight of the Company and the active participation of the independent directors in setting agendas and establishing priorities and procedures that work for the Board of Directors. The Chairman of the Board also acts as a key liaison between the Board of Directors and management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, our independent directors have executive sessions led by the Chairman of the Board. Our Chairman of the Board acts as a liaison between the independent directors and the Chief Executive Officer regarding any specific feedback or issues following an executive session of independent directors, provides the Chief Executive Officer with input regarding agenda items for Board of Director and committee meetings, and coordinates with the Chief Executive Officer regarding information to be provided to the independent directors in performing their duties. From time to time, particularly during periods of leadership transition, a lead independent director may be appointed until an independent Chairman of the Board is named.

Our Chief Executive Officer and senior management are responsible for the day-to-day management of the risks we face. Following the termination of our former Chief Executive Officer, Ricardo J. Gonzalez, in May 2016, the Interim Chief Operating Officer, Jed A. Latkin, is functioning as the Company’s principal executive officer until a permanent replacement is identified. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structures and people responsible for finance and risk functions. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk management issues. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the CNG Committee.

Members of the Company’s senior management report to the full Board of Directors about their areas of responsibility, including reports regarding risk within such area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting of risks is conducted as needed or as requested by the Board of Directors or committee.

Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and Section 803A of the NYSE MKT Company Guide. Our Board of Directors has determined that Drs. Fiorino, Goldberg, Greene and Rowinsky, and Mr. Rice, meet the independence requirements.

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Compensation, Nominating and Governance Committee

The CNG Committee of the Board of Directors discharges the Board’s responsibilities relating to the compensation of the Company's directors, executive officers and associates, identifies and recommends to the Board of Directors nominees for election to the Board, and assists the Board in the implementation of sound corporate governance principles and practices. With respect to its compensation functions, the CNG Committee evaluates and approves executive officer compensation and reviews and makes recommendations to the Board with respect to director compensation, including incentive or equity-based compensation plans; reviews and evaluates any discussion and analysis of executive officer and director compensation included in the Company’s annual report or proxy statement, and prepares and approves any report on executive officer and director compensation for inclusion in the Company’s annual report or proxy statement required by applicable rules and regulations; and monitors and evaluates, at the Committee’s discretion, matters relating to the compensation and benefits structure of the Company and such other domestic and foreign subsidiaries or affiliates, as it deems appropriate. The members of our CNG Committee are: Eric K. Rowinsky, M.D. (Chairman), Mark I. Greene, M.D., Ph.D., FRCP and Y. Michael Rice. The CNG Committee held three meetings in the fiscal year ended December 31, 2015 to complement compensation-related discussions held by the full Board. The Board of Directors has adopted a written Compensation, Nominating and Governance Committee Charter. A copy of the Compensation, Nominating and Governance Committee Charter is posted on the Company’s website at www.navidea.com.

The CNG Committee strives to provide fair compensation to executive officers based on their performance and contribution to the Company and to provide incentives that attract and retain key executives, instill a long-term commitment to the Company, and develop a sense of pride and Company ownership, all in a manner consistent with stockholder interests. In addition, the Committee strives to provide fair compensation to directors, taking into consideration compensation paid to directors of comparable companies and the specific duties of each director.

With respect to its nominating and governance functions, the CNG Committee’s purpose is to:

•	Assist the Board of Directors by identifying individuals qualified to become Board members, and recommend to the Board of Directors the director nominees whenever directors are to be appointed or elected, whether at the next annual meeting of stockholders or otherwise;

•	Review the qualifications and independence of the members of the Board of Directors and its various committees on a periodic basis and make any recommendations to the Board of Directors which the CNG Committee may deem appropriate concerning any recommended changes in the composition or membership of the Board of Directors, or any of its committees;

•	Develop and recommend to the Board of Directors any policies it may deem appropriate with regard to consideration of director candidates to be recommended to security holders;

•	Develop and recommend to the Board of Directors corporate governance principles applicable to the Company;

•	Conduct the annual review of the performance of the Board of Directors, the committees of the Board of Directors and Company’s executive management;

•	Recommend to the Board of Directors director nominees for each committee; and

•	Develop and recommend to the Board of Directors any policies or processes it may deem appropriate for security holders to send communications to the Board of Directors.

Our directors play a critical role in guiding our strategic direction and oversee the management of our Company. Board candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of stockholders, and personal integrity and judgment. In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The CNG Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by the CNG Committee in determining candidates for the Board. The CNG Committee and the Board consider diversity by identifying a nominee’s experience and background and determining how such experience and background will complement the overall makeup of the Board. The CNG Committee and the Board prefer nominees who will contribute to a board that is diverse in terms of business training, experience across a range of industries, leadership, background, and education.

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Our Board of Directors will consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates to be considered by our Board of Directors:

•	such recommendations must be provided to the Board of Directors c/o Corporate Secretary, Navidea Biopharmaceuticals, Inc., 5600 Blazer Parkway, Suite 200, Dublin, Ohio 43017, in writing at least 120 days prior to the one year anniversary date of the Company’s proxy statement released to stockholders in connection with this year’s annual meeting; provided, however, that if the date of the current year’s annual meeting is more than 30 days before or after the first anniversary of the most recently concluded annual meeting, such notice shall be delivered to the Company not more than seven days after the date of the notice of the annual meeting.

•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended;

•	the stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate; and

•	the stockholder must follow the procedures set forth in Article III, Section 2 of our Bylaws.

Audit Committee

The Audit Committee of the Board of Directors selects our independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that we use in financial reporting, and the adequacy of our internal control procedures. The members of our Audit Committee are: Michael M. Goldberg, M.D. (Chairman), Anthony S. Fiorino, M.D., Ph.D. and Y. Michael Rice, each of whom is “independent” under Section 803A of the NYSE MKT Company Guide. The Board of Directors has determined that Michael M. Goldberg, M.D. meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee held nine meetings in the fiscal year ended December 31, 2015. The Board of Directors has adopted a written Amended and Restated Audit Committee Charter. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.navidea.com.

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REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our Interim Chief Operating Officer and other key members of our management and with our independent registered public accounting firm with regard to their year-end audit plan, the results of its quarterly reviews conducted in accordance with Public Company Accounting Oversight Board (PCAOB) Interim Standard AU 722, the auditor’s report of audit, and the accompanying management letter, if any; and consults with our Interim Chief Operating Officer and other key members of our management and with our independent registered public accounting firm with regard to the adequacy of our internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected BDO USA, LLP (BDO) as our independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2015. The Audit Committee has reviewed and discussed with management and BDO our audited financial statements; discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committee); received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from our Company.

Based on the reviews and discussions with management and BDO, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that each of Drs. Goldberg and Fiorino, and Mr. Rice, is independent under Section 803A of the NYSE MKT Company Guide and is financially literate.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2015, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:

Michael M. Goldberg, M.D., Chairman
Anthony S. Fiorino, M.D., Ph.D.
Y. Michael Rice

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Stockholder Communications

Stockholders may send communications to our Board of Directors, or to individual directors, by mailing communications in writing to Navidea Biopharmaceuticals, Inc., c/o Corporate Secretary, 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

Executive Officers

The following individuals are executive officers of Navidea and serve in the position(s) indicated below:

Name	Age	Position
Frederick O. Cope, Ph.D.	69	Senior Vice President and Chief Scientific Officer
Thomas J. Klima	44	Senior Vice President and Chief Commercial Officer
Jed A. Latkin	42	Interim Chief Operating Officer
William J. Regan	64	Senior Vice President and Chief Compliance Officer

Frederick O. Cope, Ph.D., F.A.C.N., C.N.S., has served as Chief Scientific Officer of Navidea since May of 2013, Senior Vice President, Pharmaceutical Research and Clinical Development of Navidea since July 2010 and as Vice President, Pharmaceutical Research and Clinical Development from February 2009 to July 2010. Prior to accepting his position with Navidea, Dr. Cope served as the Assistant Director for Research and Head of Program Research Development for The Ohio State University Comprehensive Cancer Center, The James Cancer Hospital and The Richard J. Solove Research Institute, from April 2001 to February 2009. Dr. Cope also served as head of the Cancer and AIDS product development and commercialization program for the ROSS/Abbott Laboratories division for 10 years, and head of human and veterinary vaccine production and improvement group for Wyeth Laboratories for seven years. Dr. Cope served a fellowship in oncology at the McArdle Laboratory for Cancer Research at the University of Wisconsin and was the honored scientist in residence at the National Cancer Center Research Institute in Tokyo; he is the recipient of the Ernst W. Volwiler Research Award. Dr. Cope is also active in a number of professional and scientific organizations such as serving as an editorial reviewer for several professional journals, and as an advisor/director to the research program of Roswell Park Memorial Cancer Center. Dr. Cope received his B.Sc. from the Delaware Valley College of Science and Agriculture, his M.S. from Millersville University of Pennsylvania and his Ph.D. from the University of Connecticut with full honors.

Thomas J. Klima has served as Senior Vice President and Chief Commercial Officer of Navidea since January 2015. Before joining Navidea, Mr. Klima served as National Sales Director/Head of Sales of Algeta from September 2012 to April 2014, when Algeta was acquired by Bayer AG. Mr. Klima led oncology strategy for Bayer from April 2014 to December 2014. Prior to that, Mr. Klima was Senior Director, Marketing at Dendreon Corporation from September 2009 to September 2012. From February 2000 to September 2009, Mr. Klima held positions of increasing responsibility at Eli Lilly, most recently serving as Director, Marking US Cymbalta Brand Team. Mr. Klima has a B.A. degree in Business Administration and Marketing from Western State College.

Jed A. Latkin has served as Interim Chief Operating Officer of Navidea since April 2016. Mr. Latkin has more than twenty years of experience in the financial industry supporting many investments in major markets including biotechnology and pharmaceuticals. He most recently was employed by Nagel Avenue Capital, LLC since 2010 and in that capacity he provided contracted services as a Portfolio Manager, Asset Based Lending for Platinum Partners Value Arbitrage Fund L.P. Mr. Latkin has been responsible for a large diversified portfolio of asset based investments in varying industries, including product manufacturing, agriculture, energy, and healthcare. In connection with this role, he served as Chief Executive Officer of End of Life Petroleum Holdings, LLC and Black Elk Energy, LLC, Chief Financial Officer of Viper Powersports, Inc. and West Ventures, LLC, and Portfolio Manager of Precious Capital, LLC. Mr. Latkin served on the Board of Directors for Viper Powersports, Inc. from 2012 to 2013 and currently serves on the boards of directors of the Renewable Fuels Association and Buffalo Lake Advanced Biofuels. Mr. Latkin earned a B.A from Rutgers University and a M.B.A. from Columbia Business School.

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William J. Regan has served as Chief Compliance Officer of Navidea since March 2015, as Senior Vice President, Global Regulatory Affairs and Quality since February 2014, and as Senior Vice President, Global Regulatory Strategy of Navidea from October 2012 to January 2014. Prior to accepting his position with Navidea, Mr. Regan served as a consultant to Navidea from July 2011 to September 2012. As Principal of Regan Advisory Services (RAS) from September 2006 to September 2012, Mr. Regan consulted on all aspects of regulatory affairs within pharmaceutical, biotechnology and diagnostic imaging businesses, including PET diagnostic agents (cardiovascular, neurology, and oncology), contrast agents, and radiopharmaceuticals. Previous to RAS, Mr. Regan held roles of increasing responsibility in radiopharmaceutical manufacturing, quality assurance, pharmaceutical technology and regulatory affairs at Bristol-Myers Squibb (BMS). From September 2001 to August 2006, he served as global regulatory head for BMS’ Medical Imaging business where he was responsible for all regulatory aspects of the company’s in-market and pipeline products and led regulatory actions resulting in product approvals. Mr. Regan has been an active member in the Society of Nuclear Medicine, Council on Radionuclides and Radiopharmaceuticals (CORAR), and Medical Imaging and Technology Alliance, and formerly served as the industry chair of the Regulatory and Clinical Practice committee on behalf of CORAR. Mr. Regan holds a B.A. in Chemistry from Rutgers University.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 17, 2016, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the Named Executive Officers (see “Executive Compensation – Summary Compensation Table”), and (iv) our directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned (*)		Percent of Class (**)
Frederick O. Cope, Ph.D.	748,949	(a)	—	(m)
Anthony S. Fiorino, M.D., Ph.D.	—	(b)	—	(m)
Michael M. Goldberg, M.D.	331,572	(c)	—	(m)
Ricardo J. Gonzalez	—	(d)	—	(m)
Mark I. Greene, M.D., Ph.D., FRCP	1,425	(e)	—	(m)
Thomas J. Klima	81,598	(f)	—	(m)
Brent L. Larson	1,016,653	(g)	—	(m)
Y. Michael Rice	—	(h)	—	(m)
Eric K. Rowinsky, M.D.	270,210	(i)	—	(m)
Michael B. Tomblyn, M.D.	—	(j)	—	(m)
All directors and executive officers as a group (9 persons)	1,832,512	(k)(n)	1.2%
Platinum-Montaur Life Sciences, LLC	15,545,712	(l)	9.9%

(*)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.
(**)	Percent of class is calculated on the basis of the number of shares outstanding on June 17, 2016, plus the number of shares the person has the right to acquire within 60 days of June 17, 2016.
(a)	This amount includes 659,760 shares issuable upon exercise of options which are exercisable within 60 days and 13,375 shares in Dr. Cope’s account in the 401(k) Plan, but it does not include 50,000 shares of unvested restricted stock and 210,750 shares issuable upon exercise of options which are not exercisable within 60 days.
(b)	This amount does not include 28,000 shares of unvested restricted stock.
(c)	This amount does not include 28,000 shares of unvested restricted stock or 5,411,850 shares of common stock that Dr. Goldberg has the right to acquire from Platinum pursuant to an agreement effective March 28, 2014, and amended effective June 11, 2015 (the Separation Agreement), which provides that Dr. Goldberg has sole voting and dispositive power over these securities. In addition, the Separation Agreement provides for the transfer to Dr. Goldberg of a 15% interest in the Platinum Loan Agreement, including any common stock issued upon exercise of the conversion rights therein.
(d)	Mr. Gonzalez separated from the Company effective May 13, 2016. All of Mr. Gonzalez’s stock options were forfeited as of the date of separation.
(e)	This amount does not include 28,000 shares of unvested restricted stock.
(f)	This amount includes 81,598 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 50,000 shares of unvested restricted stock and 75,000 shares issuable upon exercise of options which are not exercisable within 60 days.
(g)	This amount includes 696,335 shares issuable upon exercise of options which are exercisable within 60 days and 98,081 shares in Mr. Larson’s account in the 401(k) Plan, but it does not include 198,166 shares issuable upon exercise of options which are not exercisable within 60 days.
(h)	This amount does not include 28,000 shares of unvested restricted stock.
(i)	This amount includes 73,764 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 45,000 shares of unvested restricted stock.
(j)	Dr. Tomblyn separated from the Company effective February 19, 2016. All of Dr. Tomblyn’s stock options and restricted stock were forfeited as of the date of separation.
(k)	This amount includes 1,179,027 shares issuable upon exercise of options which are exercisable within 60 days, and 18,228 shares held in the 401(k) Plan on behalf of certain officers, but it does not include 257,000 shares of unvested restricted stock and 498,250 shares issuable upon the exercise of options which are not exercisable within 60 days. The Company itself is the trustee of the Navidea Biopharmaceuticals, Inc. 401(k) Plan and may, as such, share investment power over common stock held in such plan. The trustee disclaims any beneficial ownership of shares held by the 401(k) Plan. The 401(k) Plan holds an aggregate total of 190,053 shares of common stock.

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(l)	Based on information as of June 14, 2016 filed on Schedule 13D/A with the Securities and Exchange Commission on June 28, 2016. Platinum, 250 West 55th Street, 14th Floor, New York, NY 10019, holds 9,777,130 Series LL warrants, each warrant convertible into one share of our common stock at an exercise price of $0.01 per share. The Series LL Warrants provide that the holder may not exercise any portion of the warrants to the extent that such exercise would result in the holder and its affiliates together beneficially owning more than 9.99% of the outstanding shares of common stock, except on 61 days’ prior written notice to Navidea that the holder waives such limitation (the blocker). The number of shares beneficially owned by Platinum includes 336,449 shares of common stock issuable upon exercise of Series LL warrants, but does not include 9,440,681 additional shares of common stock issuable upon exercise of Series LL warrants that are subject to the blocker.
(m)	Less than one percent.
(n)	The address of all directors and executive officers is c/o Navidea Biopharmaceuticals, Inc., 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program. The CNG Committee of the Board of Directors is responsible for establishing and implementing our compensation policies applicable to senior executives and monitoring our compensation practices. The CNG Committee seeks to ensure that our compensation plans are fair, reasonable and competitive. The CNG Committee is responsible for reviewing and approving all senior executive compensation, all awards under our cash bonus plan, and awards under our equity-based compensation plans.

Philosophy and Goals of Executive Compensation Plans. The CNG Committee’s philosophy for executive compensation is to:

•	Pay for performance: The CNG Committee believes that our executives should be compensated based upon their ability to achieve specific operational and strategic results. Therefore, our compensation plans are designed to provide rewards for the individual’s contribution to our performance.

•	Pay commensurate with other companies categorized as value creators: The CNG Committee has set a goal that the Company should move towards compensation levels for senior executives that are at or above the 40th to 50th percentile for similar executives in the workforce while taking into account current market conditions and Company performance. This allows us to attract, hire, reward and retain senior executives who formulate and execute our strategic plans and drive exceptional results.

To ensure our programs are competitive, the CNG Committee periodically reviews compensation information of peer companies, national data and trends in executive compensation to help determine the appropriateness of our plans and compensation levels. These reviews, and the CNG Committee’s commitment to pay for performance, become the basis for the CNG Committee’s decisions on compensation plans and individual executive compensation payments.

The CNG Committee has approved a variety of programs that work together to provide a combination of basic compensation and strong incentives. While it is important for us to provide certain base level salaries and benefits to remain competitive, the CNG Committee’s objective is to provide compensation plans with incentive opportunities that motivate and reward executives for consistently achieving superior results. The CNG Committee designs our compensation plans to:

•	Reward executives based upon overall company performance, their individual contributions and creation of stockholder value;

•	Encourage top performers to make a long-term commitment to our Company; and

•	Align executive incentive plans with the long-term interests of stockholders.

The CNG Committee reviews competitive information and individual compensation levels at least annually. During the review process, the CNG Committee addresses the following questions:

•	Do any existing compensation plans need to be adjusted to reflect changes in competitive practices, different market circumstances or changes to our strategic initiatives?

•	Should any existing compensation plans be eliminated or new plans be added to the executive compensation programs?

•	What are the compensation-related objectives for our compensation plans for the upcoming fiscal year?

•	Based upon individual performance, what compensation modifications should be made to provide incentives for senior executives to perform at superior levels?

In addressing these questions, the CNG Committee considers input from management, outside compensation experts and published surveys of compensation levels and practices.

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The CNG Committee does not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. As noted below, our incentive-based compensation is generally tied to Company financial performance (i.e., revenue or gross margin) or product development goals (i.e., clinical trial progress or regulatory milestones). The CNG Committee believes that the existence of these financial performance incentives creates a strong motivation for Company employees to contribute towards the achievement of strong, sustainable financial and development performance, and believes that the Company has a strong set of internal controls that minimize the risk that financial performance can be misstated in order to achieve incentive compensation payouts.

In addition to the aforementioned considerations, the CNG Committee also takes into account the outcome of stockholder advisory (“say-on-pay”) votes, taken every three years, on the compensation of our Chief Executive Officer, Chief Financial Officer, and our other three highest-paid executive officers (the Named Executive Officers). At the Annual Meeting of Stockholders held on July 17, 2014, approximately 74% of our stockholders voted in favor of the resolution relating to the compensation of our Named Executive Officers. The CNG Committee believes this affirmed stockholders’ support of the Company’s executive compensation program, and as such did not change its approach in 2015. The CNG Committee will continue to consider the results of future say-on-pay votes when making future compensation decisions for the executive officers.

Scope of Authority of the CNG Committee. The Board of Directors has authorized the CNG Committee to establish the compensation programs for all executive officers and to provide oversight for compliance with our compensation philosophy. The CNG Committee delegates the day-to-day administration of the compensation plans to management (except with respect to our executive officers), but retains responsibility for ensuring that the plan administration is consistent with the Company’s policies. Annually, the CNG Committee sets the compensation for our executive officers, including objectives and awards under incentive plans. The Company’s Chief Executive Officer provides input for the CNG Committee regarding the performance and appropriate compensation of the other officers. The CNG Committee gives considerable weight to the CEO’s evaluation of the other officers because of his direct knowledge of each officer’s performance and contributions. The CNG Committee also makes recommendations to the Board of Directors on appropriate compensation for the non-employee directors. In addition to overseeing the compensation of executive officers, the CNG Committee approves awards under short-term cash incentive and long-term equity-based compensation plans for all other employees. For more information on the CNG Committee’s role, see the CNG Committee’s charter, which can be found on our website at www.navidea.com.

Independent Compensation Expertise. The CNG Committee is authorized to retain independent experts to assist in evaluating executive compensation plans and in setting executive compensation levels. These experts provide information on trends and best practices so the CNG Committee can formulate ongoing plans for executive compensation. The CNG Committee retained Pearl Meyer & Partners (Pearl Meyer) as its independent expert to assist in the determination of the reasonableness and competitiveness of the executive compensation plans and senior executives’ individual compensation levels for fiscal 2015. No conflict of interest exists that would prevent Pearl Meyer from serving as independent consultant to the CNG Committee.

For fiscal 2015, Pearl Meyer performed a benchmark compensation review of our key executive positions, including our Named Executive Officers. Pearl Meyer utilized both published survey and proxy reported data from compensation peers, with market data aged to March 1, 2016 by an annualized rate of 3.0%, the expected pay increase in 2016 for executives in the life sciences industry.

In evaluating appropriate executive compensation, it is common practice to set targets at a point within the competitive marketplace. The CNG Committee sets its competitive compensation levels based upon its compensation philosophy. Following completion of the Pearl Meyer study for 2015, the CNG Committee noted that our overall executive compensation was, in aggregate, below the 25th percentile for an established peer group of companies.

Peer Group Companies. In addition to independent survey analysis, in 2015 the CNG Committee also reviewed the compensation levels at specific competitive benchmark companies. With input from management, the CNG Committee chose the peer companies because they operate within the biotechnology industry, have market capitalization between $100 million and $500 million, have similar business models to our Company or have comparable key executive positions. While the specific plans for these companies may or may not be used, it is helpful to review their compensation data to provide benchmarks for the overall compensation levels that will be used to attract, hire, retain and motivate our executives.

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As competitors and similarly situated companies that compete for the same executive talent, the CNG Committee determined that the following peer group companies most closely matched the responsibilities and requirements of our executives:

Sangamo Biosciences, Inc.	ArQule, Inc.
Inovio Pharmaceuticals, Inc.	Galena Biopharma, Inc.
Geron Corporation	Keryx Biopharmaceuticals, Inc.
Rigel Pharmaceuticals, Inc.	BioTime, Inc.
OncoMed Pharmaceuticals, Inc.	Omeros Corporation
CTI BioPharma Corp.	Immunomedics, Inc.
Unilife Corporation	Nymox Pharmaceutical Corporation

Pearl Meyer and the CNG Committee used the publicly available compensation information for these companies to analyze our competitive position in the industry. Base salaries and short-term and long term incentive plans of the executives of these companies were reviewed to provide background and perspective in analyzing the compensation levels for our executives.

Specific Elements of Executive Compensation

Base Salary. Using information gathered by Pearl Meyer, peer company data, national surveys, general compensation trend information and recommendations from management, the CNG Committee approved the fiscal 2015 base salaries for our senior executives. Base salaries for senior executives are set using the CNG Committee’s philosophy that compensation should be competitive and based upon performance. Executives should expect that their base salaries, coupled with a cash bonus award, would provide them the opportunity to be compensated at or above the competitive market at the 40th to 50th percentile.

Based on competitive reviews of similar positions, industry salary trends, overall company results and individual performance, salary increases may be approved from time to time. The CNG Committee reviews and approves base salaries of all executive officers. In setting specific base salaries for fiscal 2015, the CNG Committee considered published proxy data for similar positions at peer group companies.

 The following table shows the changes in base salaries for the Named Executive Officers that were approved for fiscal 2015 compared to the approved salaries for fiscal 2014:

Named Executive Officer	Fiscal 2015 Base Salary(a)	Fiscal 2014 Base Salary	Change(b)
Ricardo J. Gonzalez (c)	$375,000	$375,000	0.0%
Frederick O. Cope, Ph.D.	279,130	279,130	0.0%
Thomas J. Klima	270,000	—	N/A
Brent L. Larson (d)	260,000	260,000	0.0%
Michael B. Tomblyn, M.D.(e)	300,000	—	N/A

(a)	The amount shown for fiscal 2015 is the approved annual salary of the Named Executive Officer in effect at the end of 2015. The actual amount paid to the Named Executive Officer during fiscal 2015 is shown under “Salary” in the Summary Compensation table below.
(b)	Based on the performance of the Company's stock during 2014, Mr. Gonzalez, Dr. Cope and Mr. Larson did not receive salary increases in 2015.
(c)	Mr. Gonzalez separated from the Company effective May 13, 2016.
(d)	Effective May 9, 2016, Mr. Larson was approved for short term disability by the Company’s insurance carrier and is accordingly no longer acting as Chief Financial Officer.
(e)	Dr. Tomblyn separated from the Company effective February 19, 2016.

The CNG Committee has not approved any changes to base salaries of executive officers for fiscal 2016.

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Short-Term Incentive Compensation. Our executive officers, along with all of our employees, are eligible to participate in our annual cash bonus program, which has four primary objectives:

•	Attract, retain and motivate top-quality executives who can add significant value to the Company;

•	Create an incentive compensation opportunity that is an integral part of the employee’s total compensation program;

•	Reward participants’ contributions to the achievement of our business results; and

•	Provide an incentive for individuals to achieve corporate objectives that are tied to our strategic goals.

The cash bonus compensation plan provides each participant with an opportunity to receive an annual cash bonus based on our Company’s performance during the fiscal year. Cash bonus targets for senior executives are determined as a percentage of base salary, based in part on published proxy data for similar positions at peer group companies. The following are the key provisions of the cash bonus compensation plan:

•	The plan is administered by the CNG Committee, which has the power and authority to establish, adjust, pay or decline to pay the cash bonus for each participant, including the power and authority to increase or decrease the cash bonus otherwise payable to a participant. However, the CNG Committee does not have the power to increase, or make adjustments that would have the effect of increasing, the cash bonus otherwise payable to any executive officer. The CNG Committee has the right to delegate to the Chief Executive Officer its authority and responsibilities with respect to the cash bonuses payable to employees other than executive officers.

•	All Company employees are eligible to participate.

•	The CNG Committee is responsible for specifying the terms and conditions for earning cash bonuses, including establishing specific performance objectives. Cash bonuses payable to executive officers are intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Consequently, each cash bonus awarded to an executive officer must be conditioned on one or more specified “Performance Measures,” calculated on a consolidated basis. Possible Performance Measures include revenues; gross margin; operating income; net income; clinical trial progress; regulatory milestones; or any other performance objective approved by the CNG Committee.

•	As soon as reasonably practicable after the end of each fiscal year, the CNG Committee determines whether and to what extent each specified business performance objective has been achieved and the amount of the cash bonus to be paid to each participant.

In March 2015, the CNG Committee established the fiscal 2015 targets and performance measures for all Company employees. For fiscal 2015, the cash bonus for each executive officer was a function of the designated target bonus amount and certain business performance objectives, weighted as a percentage of the total target amount. The business performance objectives established for fiscal 2015 were as follows:

•	Achievement of a specified revenue amount from Lymphoseek sales during fiscal 2015, subject to a maximum 65% reduction of bonus if not achieved.

•	Adherence to corporate, departmental and project budgets to within a variance of +/- 5%, subject to a maximum 15% reduction of bonus if not achieved.

•	Initiation of enrollment in a clinical trial in support of Lymphoseek life cycle management in one of the three specified indications, subject to a maximum 5% reduction of bonus if not achieved.

•	Achievement of the following goals related to Macrophage Therapeutics, subject to a maximum 5% reduction of bonus if not achieved:

•	Form and engage the scientific advisory board to inform disease target selection; and

•	Establish a development plan based on disease targets.

•	Discretionary bonus, equal to 10% of the total bonus objective.

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For the Named Executive Officers, the following cash bonus targets were established for fiscal 2015:

Named Executive Officer	Target Cash Bonus (% of Salary)	Target Cash Bonus ($ Amount)
Ricardo J. Gonzalez (a)	50.0%	187,500
Frederick O. Cope, Ph.D.	35.0%	97,696
Thomas J. Klima	35.0%	94,500
Brent L. Larson (b)	35.0%	91,000
Michael B. Tomblyn, M.D.(c)	35.0%	105,000

(a)	Mr. Gonzalez separated from the Company effective May 13, 2016, therefore no bonus will be awarded to Mr. Gonzalez for fiscal 2015.
(b)	Effective May 9, 2016, Mr. Larson was approved for short term disability by the Company’s insurance carrier and is accordingly no longer acting as Chief Financial Officer.
(c)	Dr. Tomblyn separated from the Company effective February 19, 2016, therefore no bonus will be awarded to Dr. Tomblyn for fiscal 2015.

In February 2016, the CNG Committee determined the extent to which the Company’s executive officers achieved the goals during 2015. With respect to the first objective, (i) the Company generated only a portion of the specified target revenue amount from Lymphoseek sales during fiscal 2015, resulting in a reduction in the target bonus amount; (ii) adherence to corporate, departmental project budgets to within a variance of +/- 5% was achieved; (iii) initiation of enrollment in a clinical trial in support of Lymphoseek life cycle management in one of three specified indications was not achieved to the degree expected, resulting in a reduction in the target bonus amount; and (iv) the scientific advisory board for Macrophage Therapeutics was formed and engaged, and a development plan was established based on disease targets. With regard to the first objective, the specified revenue amount from Lymphoseek sales was not achieved as originally intended; however, the CNG Committee concluded that based on meeting the lower end of guidance for fiscal 2015, this component would be subject to a 39% reduction of the total bonus payout for executives and a 26% reduction of the total bonus payout for non-executives. With respect to the second objective, adherence to corporate, departmental and project budget goals evidenced successful achievement of that goal. With regard to the third objective, the CNG Committee concluded that this component would be subject to a further 2.5% reduction of the total bonus payout. With respect to the fourth objective, formation and engagement of the Macrophage Therapeutics scientific advisory board and establishment of a development plan based on disease targets evidenced successful achievement of that goal. With respect to the discretionary portion of the total bonus opportunity, the CNG Committee concluded that this component would be subject to a further 2.5% reduction of the total bonus payout for executives and a further 2% reduction of the total bonus payout for non-executives. After reviewing the business performance objectives and the related proposed payouts, the Board of Directors approved the total cash bonus payouts for non-executive employees of the Company.

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Long-Term Incentive Compensation. All Company employees are eligible to receive equity awards in the form of stock options or restricted stock. Equity instruments awarded under the Company’s equity-based compensation plan are based on the following criteria:

•	Analysis of competitive information for comparable positions;

•	Evaluation of the value added to the Company by hiring or retaining specific employees; and

•	Each employee’s long-term potential contributions to our Company.

Although equity awards may be made at any time as determined by the CNG Committee, they are generally made to all full-time employees once per year or on the recipient’s hire date in the case of new-hire grants.

The CNG Committee’s philosophy on equity awards is that equity-based compensation is an effective method to align the interests of stockholders and management and focus management’s attention on long-term results. When awarding equity-based compensation the CNG Committee considers the impact the participant can have on our overall performance, strategic direction, financial results and stockholder value. Therefore, equity awards are primarily based upon the participant’s position in the organization, competitive necessity and individual performance. Equity awards for senior executives are determined as a percentage of base salary, based on published proxy data for similar positions at peer group companies. Stock option awards have vesting schedules over several years to promote long-term performance and retention of the recipient, and restricted stock awards may include specific performance criteria for vesting or vest over a specified period of time.

Other Benefits and Perquisites. The Named Executive Officers participate in other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability and life insurance benefits, and our 401(k) retirement savings plan (the 401(k) Plan).

Our vacation policy allows employees to carry up to 40 hours of unused vacation time forward to the next fiscal year. Any unused vacation time in excess of the amount eligible for rollover is generally forfeited.

Our Named Executive Officers are considered “key employees” for purposes of IRC Section 125 Plan non-discrimination testing. Based on such non-discrimination testing, we determined that our Section 125 Plan was “top-heavy.” As such, our key employees are ineligible to participate in the Section 125 Plan and are unable to pay their portion of medical, dental, and vision premiums on a pre-tax basis. As a result, the Company reimburses its key employees an amount equal to the lost tax benefit.

We pay group life insurance premiums on behalf of all employees, including the Named Executive Officers. The benefit provides life insurance coverage at two times the employee’s annual salary plus $10,000, up to a maximum of $630,000.

We also pay group long-term disability insurance premiums on behalf of all employees, including the Named Executive Officers. The benefit provides long-term disability insurance coverage at 60% of the employee’s annual salary, up to a maximum of $10,000 per month, beginning 180 days after the date of disability and continuing through age 65.

401(k) Retirement Plan. All employees are given an opportunity to participate in our 401(k) Plan, following a new-hire waiting period. The 401(k) Plan allows participants to have pre-tax amounts withheld from their pay and provides for a discretionary employer matching contribution (currently, a 40% match up to 5% of salary in the form of our common stock). Participants may invest their contributions in various fund options, but are prohibited from investing their contributions in our common stock. Participants are immediately vested in both their contributions and Company matching contributions. The 401(k) Plan qualifies under section 401 of the Internal Revenue Code, which provides that employee and company contributions and income earned on contributions are not taxable to the employee until withdrawn from the Plan, and that we may deduct our contributions when made.

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Employment Agreements

Our senior executive officers are employed under employment agreements which specify the terms of their employment such as base salary, benefits, paid time off, and post-employment benefits as shown in the tables below. Our employment agreements also specify that if a change in control occurs with respect to our Company and the employment of a senior executive officer is concurrently or subsequently terminated:

•	by the Company without cause (cause is defined to include any willful breach of a material duty by the senior executive officer in the course of his or her employment or willful and continued neglect of his or her duty as an employee);

•	by the expiration of the term of the employment agreement; or

•	by the resignation of the senior executive officer because his or her title, authority, responsibilities, salary, bonus opportunities or benefits have materially diminished, a material adverse change in his or her working conditions has occurred, his or her services are no longer required in light of the Company’s business plan, or we breach the agreement;

then, the senior executive officer would be paid a severance payment as disclosed in the tables below. For purposes of such employment agreements, a change in control includes:

•	the acquisition, directly or indirectly, by a person (other than our Company, an employee benefit plan established by the Board of Directors, or a participant in a transaction approved by the Board of Directors for the principal purpose of raising additional capital) of beneficial ownership of 30% or more of our securities with voting power in the next meeting of holders of voting securities to elect the Directors;

•	a majority of the Directors elected at any meeting of the holders of our voting securities are persons who were not nominated by our then current Board of Directors or an authorized committee thereof;

•	our stockholders approve a merger or consolidation of our Company with another person, other than a merger or consolidation in which the holders of our voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or

•	our stockholders approve a transfer of substantially all of our assets to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by us or by the holders of our voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

Ricardo J. Gonzalez. Prior to his separation effective May 13, 2016, Mr. Gonzalez was employed under a 36-month employment agreement effective through October 13, 2017. The employment agreement provided for an annual base salary of $375,000. For the calendar year ending December 31, 2015, the Compensation Committee determined that the maximum bonus payment to Mr. Gonzalez would be $187,500.

Frederick O. Cope, Ph.D. Dr. Cope was employed under a 24-month employment agreement effective through December 31, 2014. The employment agreement provided for an annual base salary of $271,000. Effective May 1, 2013, Dr. Cope’s annual base salary was increased to $279,130. For the calendar year ending December 31, 2015, the Compensation Committee determined that the maximum bonus payment to Dr. Cope would be $97,696. Although Dr. Cope's employment agreement expired on December 31, 2014, the terms of the agreement provide for continuation of certain terms of the employment agreement as long as Dr. Cope continues to be an employee of the Company following expiration of the agreement.

Thomas J. Klima. Mr. Klima is employed under a 24-month employment agreement effective through January 1, 2017. The employment agreement provides for an annual base salary of $270,000. For the calendar year ending December 31, 2015, the Compensation Committee determined that the maximum bonus payment to Mr. Klima would be $94,500.

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Brent L. Larson. Mr. Larson was employed under a 24-month employment agreement effective through December 31, 2014. The employment agreement provided for an annual base salary of $265,000. Effective May 1, 2013, Mr. Larson’s annual base salary was increased to $279,575. Effective January 1, 2014, Mr. Larson agreed to a reduction in his annual base salary to $260,000. For the calendar year ending December 31, 2015, the Compensation Committee determined that the maximum bonus payment to Mr. Larson would be $91,000. Although Mr. Larson's employment agreement expired on December 31, 2014, the terms of the agreement provide for continuation of certain terms of the employment agreement as long as Mr. Larson continues to be an employee of the Company following expiration of the agreement. Effective May 9, 2016, Mr. Larson was approved for short term disability by the Company’s insurance carrier and is accordingly no longer acting as Chief Financial Officer.

Jed A. Latkin. Mr. Latkin is employed under an at-will employment agreement effective April 21, 2016. The employment agreement provides for a monthly base salary of $15,000 during the first and second months of employment, $17,500 during the third and fourth months of employment and $20,000 per month thereafter.

Michael B. Tomblyn, M.D. Prior to his separation on February 19, 2016, Dr. Tomblyn was employed under a 24-month employment agreement effective through January 1, 2017. The employment agreement provided for an annual base salary of $300,000. For the calendar year ending December 31, 2015, the CNG Committee determined that the maximum bonus payment to Dr. Tomblyn would be $105,000.

Post-Employment Compensation

The following tables set forth the expected benefit to be received by each of our Named Executive Officers in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2015 and a stock price of $1.33, our closing stock price on December 31, 2015.

Ricardo J. Gonzalez (g)

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$375,000	$375,000	$750,000
Disability supplement (b)	—	—	—	185,100	—	—	—
Paid time off (c)	7,212	7,212	7,212	7,212	7,212	7,212	7,212
2015 401(k) match (d)	5,300	5,300	5,300	5,300	5,300	5,300	5,300
Continuation of benefits (e)	—	—	50,635	50,635	—	50,635	50,635
Stock option vesting acceleration (f)	—	—	—	—	49,000	49,000	49,000
Total	$12,512	$12,512	$63,147	$248,247	$436,512	$487,147	$862,147

(a)	Severance amounts are pursuant to Mr. Gonzalez’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Mr. Gonzalez to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2015.
(d)	Amount represents the value of 3,161 shares of Company stock which was accrued during 2015 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2015.
(e)	Amount represents 22 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2015.
(f)	Pursuant to Mr. Gonzalez’s stock option agreement, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $1.33, the closing price of the Company’s stock on December 31, 2015, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $1.33, the closing price of the Company’s stock on December 31, 2015.

(g)	Mr. Gonzalez separated from the Company effective May 13, 2016.

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Frederick O. Cope, Ph.D.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$245,000	$245,000	$367,500
Disability supplement (b)	—	—	—	137,165	—	—	—
Paid time off (c)	5,368	5,368	5,368	5,368	5,368	5,368	5,368
2015 401(k) match (d)	5,300	5,300	5,300	5,300	5,300	5,300	5,300
Continuation of benefits (e)	—	—	19,238	19,238	—	19,238	19,238
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	66,450
Total	$10,668	$10,668	$29,906	$167,071	$255,668	$274,906	$463,856

(a)	Severance amounts are pursuant to Dr. Cope’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Dr. Cope to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2015.
(d)	Amount represents the value of 3,026 shares of Company stock which was accrued during 2015 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2015.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2015.
(f)	Pursuant to Dr. Cope’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $1.33, the closing price of the Company’s stock on December 31, 2015, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $1.33, the closing price of the Company’s stock on December 31, 2015.
(g)	Pursuant to Dr. Cope’s restricted stock agreements, certain unvested restricted stock outstanding will vest upon a change in control.

Thomas J. Klima

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$270,000	$270,000	$405,000
Disability supplement (b)	—	—	—	132,600	—	—	—
Paid time off (c)	5,192	5,192	5,192	5,192	5,192	5,192	5,192
2015 401(k) match (d)	1,804	1,804	1,804	1,804	1,804	1,804	1,804
Continuation of benefits (e)	—	—	27,619	27,619	—	41,429	27,619
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	—
Total	$6,996	$6,996	$34,615	$167,215	$276,996	$318,425	$439,615

(a)	Severance amounts are pursuant to Mr. Klima’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Mr. Klima to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2015.
(d)	Amount represents the value of 1,050 shares of Company stock which was accrued during 2015 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2015.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2015, except in the case of termination without cause, for which Mr. Klima’s employment agreement provides for continuation of benefits for 18 months.
(f)	Pursuant to Mr. Klima’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $1.33, the closing price of the Company’s stock on December 31, 2015, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $1.33, the closing price of the Company’s stock on December 31, 2015.
(g)	Mr. Klima’s restricted stock agreements do not include provisions for accelerated vesting.

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Brent L. Larson (g)

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$207,000	$207,000	$310,500
Disability supplement (b)	—	—	—	127,600	—	—	—
Paid time off (c)	5,000	5,000	5,000	5,000	5,000	5,000	5,000
2015 401(k) match (d)	5,300	5,300	5,300	5,300	5,300	5,300	5,300
Continuation of benefits (e)	—	—	27,619	27,619	—	27,619	27,619
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Total	$10,300	$10,300	$37,919	$165,519	$217,300	$244,919	$348,419

(a)	Severance amounts are pursuant to Mr. Larson’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Mr. Larson to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2015.
(d)	Amount represents the value of 2,966 shares of Company stock which was accrued during 2015 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2015.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2015.
(f)	Pursuant to Mr. Larson’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $1.33, the closing price of the Company’s stock on December 31, 2015, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $1.33, the closing price of the Company’s stock on December 31, 2015.
(g)	Effective May 9, 2016, Mr. Larson was approved for short term disability by the Company’s insurance carrier and is accordingly no longer acting as Chief Financial Officer.

Michael B. Tomblyn, M.D.(h)

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$300,000	$300,000	$450,000
Disability supplement (b)	—	—	—	147,600	—	—	—
Paid time off (c)	5,769	5,769	5,769	5,769	5,769	5,769	5,769
2015 401(k) match (d)	4,543	4,543	4,543	4,543	4,543	4,543	4,543
Continuation of benefits (e)	—	—	27,619	27,619	—	41,429	27,619
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	—
Total	$10,312	$10,312	$37,931	$185,531	$310,312	$351,741	$487,931

(a)	Severance amounts are pursuant to Dr. Tomblyn’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Dr. Tomblyn to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2015.
(d)	Amount represents the value of 2,558 shares of Company stock which was accrued during 2015 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2015.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2015, except in the case of termination without cause, for which Dr. Tomblyn’s employment agreement provides for continuation of benefits for 18 months.
(f)	Pursuant to Dr. Tomblyn’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $1.33, the closing price of the Company’s stock on December 31, 2015, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $1.33, the closing price of the Company’s stock on December 31, 2015.
(g)	Dr. Tomblyn’s restricted stock agreements do not include provisions for accelerated vesting.
(h)	Dr. Tomblyn separated from the Company effective February 19, 2016.

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Report of Compensation, Nominating and Governance Committee

The CNG Committee is responsible for establishing, reviewing and approving the Company’s compensation philosophy and policies, reviewing and making recommendations to the Board regarding forms of compensation provided to the Company’s directors and officers, reviewing and determining cash and equity awards for the Company’s officers and other employees, and administering the Company’s equity incentive plans.

In this context, the CNG Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement for the Annual Meeting. In reliance on the review and discussions referred to above, the CNG Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The Compensation, Nominating
and Governance Committee

Eric K. Rowinsky, M.D. (Chairman)
Mark I. Greene, M.D., Ph.D., FRCP
Y. Michael Rice

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Compensation, Nominating and Governance Committee Interlocks and Insider Participation

The current members of our CNG Committee are: Eric K. Rowinsky, M.D. (Chairman), Mark I. Greene, M.D., Ph.D., FRCP, and Y. Michael Rice. During the fiscal year ended December 31, 2015, the members of our CNG Committee were: Anton Gueth (Chairman), Brendan A. Ford, Eric K. Rowinsky, M.D. and Gordon A. Troup. None of these individuals were at any time during the fiscal year ended December 31, 2015, or at any other time, an officer or employee of the Company.

No director who served on the CNG Committee during 2015 had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the CNG Committee during 2015.

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Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation of our Named Executive Officers for the last three fiscal years.

Summary Compensation Table for Fiscal 2015

Named Executive Officer	Year	Salary	(a) Stock Awards	(b) Option Awards	(c) Non-Equity Incentive Plan Compensation	(d) All Other Compensation	Total Compensation
Ricardo J. Gonzalez (e)	2015	$375,000	$—	$—	$105,001	$7,692	$487,693
President and	2014	82,452	—	768,247	—	—	850,699
Chief Executive Officer	2013	—	—	—	—	—	—

Frederick O. Cope, Ph.D.	2015	$279,130	$—	$155,026	$54,709	$6,657	$495,522
Senior Vice President and	2014	279,130	—	144,067	—	6,173	429,370
Chief Scientific Officer	2013	276,420	—	265,888	50,813	6,179	599,300

Thomas J. Klima (f)	2015	$270,000	$192,900	$112,163	$52,921	$3,114	$631,098
Senior Vice President and	2014	—	—	—	—	—	—
Chief Commercial Officer	2013	—	—	—	—	—	—

Brent L. Larson (g)	2015	$260,000	$—	$144,499	$50,960	$7,692	$463,151
Executive Vice President and	2014	260,000	—	134,318	—	6,727	401,045
Chief Financial Officer	2013	274,717	—	260,387	51,013	6,847	592,964

Michael B. Tomblyn, M.D. (h)	2015	$300,000	$163,900	$112,163	$—	$6,246	$582,309
Senior Vice President and	2014	—	—	—	—	—	—
Chief Medical Officer	2013	—	—	—	—	—	—

(a)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of stock awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in our 2015 Annual Report on Form 10-K.
(b)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of option awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in our 2015 Annual Report on Form 10-K.
(c)	Amount represents the total incentive plan amounts which have been approved by the Board of Directors as of the date this filing, and are disclosed for the year in which they were earned (i.e., the year to which the service relates). The Board of Directors also determined that fifty percent of the 2015 amount payable to certain executive officers would be paid in stock options in lieu of cash, calculated based on the Black-Scholes value of the options on the date of grant. As such, Dr. Cope, Mr. Klima and Mr. Larson were awarded, respectively, options to purchase 58,510, 56,598 and 54,501 shares of common stock of the Company at an exercise price of $0.98 per share, vesting immediately upon the date of grant and expiring after ten years. Since these options represent incentive compensation earned in 2015, they are reported in this column, and not included in the column “Option Awards.”
(d)	Amount represents additional compensation as disclosed in the All Other Compensation table below.
(e)	Mr. Gonzalez commenced employment with the Company effective October 13, 2014 and separated from the Company effective May 13, 2016.
(f)	Mr. Klima commenced employment with the Company effective January 1, 2015.
(g)	Effective May 9, 2016, Mr. Larson was approved for short term disability by the Company’s insurance carrier and is accordingly no longer acting as Chief Financial Officer.
(h)	Dr. Tomblyn commenced employment with the Company effective January 1, 2015 and separated from the Company effective February 19, 2016.

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All Other Compensation

The following table describes each component of the amounts shown in the “All Other Compensation” column in the Summary Compensation table above.

All Other Compensation Table for Fiscal 2015

Named Executive Officer	Year	(a) Reimbursement of Additional Tax Liability Related to Health Insurance Premiums	(b) 401(k) Plan Employer Matching Contribution	Total All Other Compensation
Ricardo J. Gonzalez	2015	$2,392	$5,300	$7,692
	2014	—	—	—
	2013	—	—	—

Frederick O. Cope, Ph.D.	2015	$1,357	$5,300	$6,657
	2014	973	5,200	6,173
	2013	1,179	5,000	6,179

Thomas J. Klima	2015	$1,310	$1,804	$3,114
	2014	—	—	—
	2013	—	—	—

Brent L. Larson	2015	$2,392	$5,300	$7,692
	2014	1,527	5,200	6,727
	2013	1,847	5,000	6,847

Michael B. Tomblyn, M.D.	2015	$1,703	$4,543	$6,246
	2014	—	—	—
	2013	—	—	—

(a)	Amount represents reimbursement of the lost tax benefit due to the ineligibility of our Named Executive Officers to pay their portion of medical, dental, and vision premiums on a pre-tax basis under our IRC Section 125 Plan.
(b)	Amount represents the value of the common stock contributed to the Named Executive Officer’s account in our 401(k) Plan as calculated on a quarterly basis.

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Grants of Plan-Based Awards

The following table sets forth certain information about plan-based awards that we made to the Named Executive Officers during fiscal 2015. For information about the plans under which these awards were granted, see the discussion under “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section above.

Grants of Plan-Based Awards Table for Fiscal 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Named Executive Officer	Grant Date	Threshold	Maximum	Threshold	Maximum	of Stock	Options	Awards	Awards
Ricardo J. Gonzalez	N/A	$—	$187,500	—	—	—	—	$—	$—	(a)

Frederick O. Cope, Ph.D.	N/A	$—	$97,696	—	—	—	—	$—	$—	(a)
	3/26/2015	$—	$—	—	—	—	162,000	$1.65	$155,026	(b)

Thomas J. Klima	N/A	$—	$94,500	—	—	—	—	—	$—	(a)
	1/1/2015	$—	$—	—	—	—	100,000	$1.89	$112,163	(c)
	1/1/2015	$—	$—	—	—	100,000	—	N/A	$192,900	(d)

Brent L. Larson	N/A	$—	$91,000	—	—	—	—	$—	$—	(a)
	3/26/2015	$—	$—	—	—	—	151,000	$1.65	$144,499	(b)

Michael B. Tomblyn, M.D.	N/A	$—	$105,000	—	—	—	—	$—	$—	(a)
	1/1/2015	$—	$—	—	—		100,000	$1.89	$112,163	(c)
	3/3/2015	$—	$—	—	—	100,000	—	N/A	$163,900	(e)

(a)	The threshold amount reflects the fact that no cash bonus awards would have been payable if none of the specified business performance objectives were achieved. The maximum amount reflects the target cash bonus awards payable if all of the specified business performance objectives are achieved. For actual cash bonus award amounts, see the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation table above.
(b)	These stock options vest as to one-third on each of the first three anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant. If the employment of the Named Executive Officer with the Company is terminated due to a change in control or without cause before all of the stock options have vested, then pursuant to the terms of the Stock Option Award Agreements all stock options that have not vested at the effective date of the Named Executive Officer’s termination shall immediately vest and become exercisable.
(c)	These stock options vest as to one-fourth on each of the first four anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant. If the employment of the Named Executive Officer with the Company is terminated due to a change in control or without cause before all of the stock options have vested, then pursuant to the terms of the Stock Option Award Agreements all stock options that have not vested at the effective date of the Named Executive Officer’s termination shall immediately vest and become exercisable.
(d)	These restricted stock awards vest upon achievement of certain goals as defined in the Restricted Stock Award Agreements. If the employment of the Named Executive Officer with the Company is terminated for any reason before all of the restricted stock awards have vested, then pursuant to the terms of the Restricted Stock Award Agreements all awards that have not vested at the effective date of the Named Executive Officer’s termination shall immediately be forfeited.
(e)	These restricted stock vest as to one-fourth on each of the first four anniversaries of the date of grant. If the employment of the Named Executive Officer with the Company is terminated for any reason before all of the restricted stock awards have vested, then pursuant to the terms of the Restricted Stock Award Agreement all awards that have not vested at the effective date of the Named Executive Officer’s termination shall immediately be forfeited. Dr. Tomblyn separated from the Company effective February 19, 2016. All of Dr. Tomblyn’s unvested restricted stock awards were forfeited as of the date of separation.

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Outstanding Equity Awards

The following table presents certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2015.

Outstanding Equity Awards Table at Fiscal 2015 Year-End

	Option Awards					Stock Awards
						Number of	Market Value of	Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration		Shares of Stock that Have Not	Shares of Stock that Have Not	Number of Unearned	Market Value of Unearned
Named Executive Officer	Exercisable	Unexercisable	Price	Date	Note	Vested	Vested	Shares	Shares (r)	Note
Ricardo J. Gonzalez	300,000	700,000	$1.26	10/13/2024	(j)					(q)

Frederick O. Cope, Ph.D.	50,000	—	$0.65	2/16/2019	(d)			50,000	$66,500	(m)
	75,000	—	$1.10	10/30/2019	(e)
	120,000	—	$1.90	12/21/2020	(f)
	95,250	31,750	$3.28	2/17/2022	(g)
	72,500	72,500	$3.08	2/15/2023	(h)
	33,250	99,750	$1.77	1/28/2024	(i)
	—	162,000	$1.65	3/26/2025	(l)

Thomas J. Klima	—	100,000	$1.89	1/1/2025	(k)			50,000	$66,500	(n)

Brent L. Larson	50,000	—	$0.27	12/15/2016	(a)
	50,000	—	$0.362	1/3/2018	(b)
	25,000	—	$0.59	1/5/2019	(c)
	75,000	—	$1.10	10/30/2019	(e)
	95,000	—	$1.90	12/21/2020	(f)
	66,000	22,000	$3.28	2/17/2022	(g)
	71,000	71,000	$3.08	2/15/2023	(h)
	31,000	93,000	$1.77	1/28/2024	(i)
	—	151,000	$1.65	3/26/2025	(l)

Michael B. Tomblyn, M.D.	—	100,000	$1.89	1/1/2025	(k)(p)			100,000	$133,000	(o)(p)

(a)	Options were granted 12/15/2006 and vested as to one-third on each of the first three anniversaries of the date of grant.
(b)	Options were granted 1/3/2008 and vested as to one-third on each of the first three anniversaries of the date of grant.
(c)	Options were granted 1/5/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(d)	Options were granted 2/16/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(e)	Options were granted 10/30/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(f)	Options were granted 12/21/2010 and vested as to one-fourth on each of the first four anniversaries of the date of grant.
(g)	Options were granted 2/17/2012 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(h)	Options were granted 2/15/2013 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(i)	Options were granted 1/28/2014 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(j)	Options were granted 10/13/2014 and shall vest and become exercisable in three tranches, provided that Mr. Gonzalez has been an employee of the Company continuously from the date of grant through the date when such portion of the option vests. The first tranche of 300,000 options vested and became exercisable on the first anniversary of the date of grant. The second tranche of 300,000 options will vest and become exercisable on or after the second anniversary of the date of grant, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $2.50 per share. The third tranche of 400,000 options will vest and become exercisable on or after the third anniversary of the date of grant, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $3.50 per share.

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(k)	Options were granted 1/1/2015 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(l)	Options were granted 3/26/2015 and vest as to one-third on each of the first three anniversaries of the date of grant.

(m)	Restricted shares granted February 16, 2009. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Cope, the restricted shares will vest upon the commencement of patient enrollment in a Phase 3 clinical trial in humans of NAV1800. All of the restricted shares vest upon the occurrence of a change in control as defined in Dr. Cope’s employment agreement. If the employment of Dr. Cope with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Cope’s termination shall immediately be forfeited by Dr. Cope.
(n)	Restricted shares granted January 1, 2015. Pursuant to the terms of the restricted stock agreement between the Company and Mr. Klima, 25,000 of the restricted shares will vest upon achievement of $30 million in sales of Lymphoseek during 2016, and 25,000 of the restricted shares will vest upon achievement of $35 million in sales of Lymphoseek during 2016. Mr. Klima’s restricted stock agreements do not include provisions for accelerated vesting. If the employment of Mr. Klima with the Company is terminated before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Mr. Klima’s termination shall immediately be forfeited by Mr. Klima.
(o)	Restricted shares granted March 3, 2015. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Tomblyn, the restricted shares were to vest as to one-fourth on each of the first four anniversaries of the date of grant. Dr. Tomblyn’s restricted stock agreements do not include provisions for accelerated vesting. If the employment of Dr. Tomblyn with the Company is terminated before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Tomblyn’s termination shall immediately be forfeited by Dr. Tomblyn.
(p)	Dr. Tomblyn separated from the Company effective February 19, 2016. All of Dr. Tomblyn’s stock options and restricted stock were forfeited as of the date of separation.
(q)	Mr. Gonzalez separated from the Company effective May 13, 2016. All of Mr. Gonzalez’s stock options were forfeited as of the date of separation.
(r)	Estimated by reference to the closing market price of the Company’s common stock on December 31, 2015, pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K. The closing price of the Company’s common stock on December 31, 2015, was $1.33.

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Options Exercised and Stock Vested

The following table presents, with respect to the Named Executive Officers, certain information about option exercises and restricted stock vested during fiscal 2015.

Options Exercised and Stock Vested Table for Fiscal 2015

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise (a)	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)	Note
Ricardo J. Gonzalez	—	$—	—	$—
Frederick O. Cope, Ph.D.	—	$—	—	$—
Thomas J. Klima	—	$—	—	$—
Brent L. Larson	—	$—	—	$—
Michael B. Tomblyn, M.D.	—	$—	—	$—

(a)	Computed using the fair market value of the stock on the date prior to or the date of exercise or vesting, as appropriate, in accordance with our normal practice.

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Compensation of Non-Employee Directors

Each non-employee director received an annual cash retainer of $50,000 during the fiscal year ended December 31, 2015. The Chairman of the Company’s Board of Directors received an additional annual retainer of $30,000, the Chairman of the Audit Committee received an additional annual retainer of $10,000, and the Chairman of the CNG Committee received an additional annual retainer of $7,500 for their services in those capacities during 2015. We also reimbursed non-employee directors for travel expenses for meetings attended during 2015.

Each non-employee director also received 22,000 shares of restricted stock during 2015 as a part of the Company’s annual stock incentive grants, in accordance with the provisions of the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan. The restricted stock granted will vest on the first anniversary of the date of grant. The aggregate number of equity awards outstanding at February 29, 2016 for each Director is set forth in the footnotes to the beneficial ownership table provided in Part III, Item 12 of this Form 10-K. Directors who are also officers or employees of Navidea do not receive any compensation for their services as directors.

The following table sets forth certain information concerning the compensation of non-employee Directors for the fiscal year ended December 31, 2015.

Name	(a) Fees Earned or Paid in Cash or Stock	(b),(c) Option Awards	(d),(e) Stock Awards	All Other Compensation	Total Compensation
Peter F. Drake, Ph.D. (f)	$31,094	$—	$36,300	$—	$67,394
Brendan A. Ford (g)	61,148	—	36,300	—	97,448
Michael M. Goldberg, M.D.	50,000	—	36,300	—	86,300
Anton Gueth (h)	43,053	—	39,960	—	83,013
Perry A. Karsen (f)	29,742	—	36,300	—	66,042
Eric K. Rowinsky, M.D.	50,442	—	36,300	—	86,742
Gordon A. Troup (i)	71,223	—	36,300	—	107,523

(a)	Amount represents fees earned during the fiscal year ended December 31, 2015 (i.e., the year to which the service relates). Quarterly retainers and meeting attendance fees are paid during the quarter following the quarter in which they are earned.
(b)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of stock option awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in our 2015 Annual Report on Form 10-K.
(c)	At December 31, 2015, the non-employee directors held an aggregate of 93,764 options to purchase shares of common stock of the Company. Dr. Rowinsky held 73,764 options and Mr. Troup held 20,000 options.
(d)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of restricted stock awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in our 2015 Annual Report on Form 10-K.
(e)	During the year ended December 31, 2015, the non-employee directors were issued an aggregate of 154,000 shares of restricted stock which vest as to 100% of the shares on the first anniversary of the date of grant. At December 31, 2015, the non-employee directors held an aggregate of 161,000 shares of unvested restricted stock. Messrs. Ford and Troup and Dr. Rowinsky each held 39,000 shares of unvested restricted stock, and Dr. Goldberg and Mr. Gueth each held 22,000 shares of unvested restricted stock.
(f)	Dr. Drake and Mr. Karsen retired from the Board effective July 16, 2015.
(g)	Mr. Ford resigned from the Board effective March 23, 2016.
(h)	Mr. Gueth was appointed to the Board effective June 1, 2015 and resigned from the Board effective March 31, 2016.
(i)	Mr. Troup resigned from the Board effective April 28, 2016.

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CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics is posted on our website at www.navidea.com. The code of business conduct and ethics may be also obtained free of charge by writing to Navidea Biopharmaceuticals, Inc., Attn: Corporate Secretary, 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We adhere to our Code of Business Conduct and Ethics, which states that no director, officer or employee of Navidea should have any personal interest that is incompatible with the loyalty and responsibility owed to our Company. We adopted a written policy regarding related party transactions in December 2015. When considering whether to enter into or ratify a related party transaction, the Audit Committee considers a variety of factors including, but not limited to, the nature and type of the proposed transaction, the potential value of the proposed transaction, the impact on the actual or perceived independence of the related party and the potential value to the Company of entering into such a transaction. All proposed transactions with a potential value of greater than $120,000 are approved or ratified by the Audit Committee.

Effective November 13, 2013, the Company appointed Michael M. Goldberg, M.D., to serve on its Board of Directors. At the time of his appointment, Dr. Goldberg was Portfolio Manager of Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company and Platinum affiliate.

Dr. Goldberg accepted his appointment to serve on the Company’s Board of Directors in accordance with the provisions of a Director Agreement, dated November 13, 2013, between the Company and Dr. Goldberg.  Pursuant to the terms of the Director Agreement, Dr. Goldberg has acknowledged and agreed that, for as long as he is a member of the Board of Directors, he will not, directly or indirectly, have any power to direct or cause the direction of the voting or disposition of any securities of the Company directly or beneficially owned by Platinum or its affiliates.  Dr. Goldberg has advised the Company that he is in the process of completing his withdrawal from any ownership or management position with Platinum, but has confirmed information obtained by the Company from Platinum in November 2015 that Dr. Goldberg entered into an agreement effective March 28, 2014, and amended effective June 11, 2015 (the Separation Agreement) which gives him the right to acquire 5,411,850 shares of Navidea common stock from Platinum and provides that Dr. Goldberg has sole voting and dispositive power over these shares.  In addition, the Separation Agreement provides for the transfer to Dr. Goldberg of a 15% interest in the Platinum Loan Agreement, including any common stock issued upon exercise of the conversion rights therein.

SEC disclosure rules regarding transactions with related persons require the Company to provide information about transactions with Dr. Goldberg as a related person, even though Dr. Goldberg may not have been a related person at the time the Company entered into the transactions described below.

As of June 14, 2016, we believe that Platinum beneficially owned approximately 15,545,712 shares of our common stock, including 336,449 shares of our common stock issuable upon the exercise of Series LL Warrants, but excluding an additional 9,440,681 shares of our common stock issuable upon the exercise of Series LL Warrants.

In March 2015, Macrophage Therapeutics, Inc. (MT) entered into an agreement to sell up to 50 shares of its Series A Convertible Preferred Stock (MT Preferred Stock) and warrants to purchase up to 1,500 common shares of Macrophage Therapeutics (MT Common Stock) to Platinum and Dr. Michael Goldberg for a purchase price of $50,000 per share of MT Preferred Stock. On March 13, 2015, we announced that definitive agreements with the investors had been signed for the sale of the first tranche of 10 shares of MT Preferred Stock and warrants to purchase 300 shares of MT Common Stock to these investors, with gross proceeds to Macrophage Therapeutics of $500,000. Under the agreement, 40% of the MT Preferred Stock and warrants are committed to be purchased by Dr. Goldberg, and the balance by Platinum. The full 50 shares of MT Preferred Stock and warrants to be sold under the agreement are convertible into and exercisable for MT Common Stock representing an aggregate 1% interest on a fully converted and exercised basis.

In addition, we entered into an Exchange Agreement with the investors providing them an option to exchange their MT Preferred Stock for our common stock in the event that MT has not completed a public offering with gross proceeds to MT of at least $50 million by the second anniversary of the closing of the initial sale of MT Preferred Stock, at an exchange rate per share obtained by dividing $50,000 by the greater of (i) 80% of the twenty-day volume weighted average price per share of our common stock on the second anniversary of the initial closing or (ii) $3.00. To the extent that the investors do not timely exercise their exchange right, we have the right to redeem their MT Preferred Stock for a price equal to $58,320 per share. We also granted MT an exclusive license for certain therapeutic applications of the Manocept technology.

37

In May 2015, in connection with the execution of the CRG Loan Agreement, the Company amended the existing Platinum credit facility to allow this facility to remain in place in a subordinated role to the CRG Loan (the Third Platinum Amendment). Among other things, the Third Platinum Amendment (i) extends the term of the Platinum Loan Agreement until a date six months following the maturity date or earlier repayment of the CRG Term Loan; (ii) changes the interest rate to the greater of (a) the United States prime rate as reported in The Wall Street Journal plus 6.75%, (b) 10.0% and (c) the highest rate of interest then payable pursuant to the CRG Term Loan plus 0.125% (effective interest rate as of December 31, 2015 was 14.125%); (iii) requires such interest to compound monthly; and (iv) changes the provisions of the Platinum Loan Agreement governing Platinum’s right to convert advances into common stock of the Company. The Third Platinum Amendment provides for the conversion of all principal and interest outstanding under the Platinum Loan Agreement, but not until such time as the average daily volume weighted average price of the Company’s common stock for the ten preceding trading days exceeds $2.53 per share. The amendment became effective upon initial funding of the CRG Loan Agreement. Navidea, Platinum, and CRG also entered into a Subordination Agreement, providing for subordination of the Company’s indebtedness under the Platinum Loan Agreement to the Company’s indebtedness under the CRG Loan Agreement, among other customary terms and conditions.

During 2015, the largest aggregate amount of principal outstanding under the Platinum credit facility was $8.5 million, and as of June 17, 2016, the amount of principal outstanding was $9.0 million, including $1.3 million of compounded interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the fiscal year ended December 31, 2015, except for: Michael M. Goldberg, M.D. and Gordon A. Troup, who each had one late Form 4 filing related to stock issued in lieu of cash for payment of board retainers.

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FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees. The aggregate fees billed and expected to be billed for professional services rendered by BDO USA, LLP, primarily related to the audit of the Company’s annual consolidated financial statements for the 2015 fiscal year, the audit of the Company’s internal control over financial reporting as of December 31, 2015, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2015 fiscal year were $259,915 (including direct engagement expenses).

The aggregate fees billed for professional services rendered by BDO USA, LLP, primarily related to the audit of the Company’s annual consolidated financial statements for the 2014 fiscal year, the audit of the Company’s internal control over financial reporting as of December 31, 2014, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2014 fiscal year, and consents related to the Company's registration statements during the 2014 fiscal year, were $249,500 (including direct engagement expenses).

Audit-Related Fees. No fees were billed by BDO USA, LLP for audit-related services for the 2015 or 2014 fiscal years.

Tax Fees. No fees were billed by BDO USA, LLP for tax-related services for the 2015 or 2014 fiscal years.

All Other Fees. No fees were billed by BDO USA, LLP for services other than the audit, audit-related and tax services for the 2015 or 2014 fiscal years.

Pre-Approval Policy. The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimis exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit. The Audit Committee, through the function of the Chairman, has given general pre-approval for 100% of specified audit, audit-related, tax and other services.

COST OF SOLICITATION OF PROXIES

We will pay the cost of this solicitation. We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Stockholders may find the following information on the Company’s website at www.navidea.com.

•	Navidea’s Code of Business Conduct and Ethics

•	Management and Board of Director biographies

•	Information regarding securities transactions by directors and officers

•	Standing Committee Charters for Audit Committee and Compensation and Nominating and Governance Committee

39

STOCKHOLDER PROPOSALS

A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2017 must be received by the Company before March 3, 2017, at its executive offices, Attention: Corporate Secretary. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2017 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after May 17, 2017.

A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures set forth in Article III, Section 2 of our Bylaws. A copy of these procedures is available upon request from the Company at 5600 Blazer Parkway, Suite 200, Dublin, OH 43017, Attention: Corporate Secretary. In order for a stockholder to nominate a candidate for the Board of Directors election at the 2017 Annual Meeting, notice of the nomination must be delivered to the Company’s executive offices, Attention: Corporate Secretary, before March 3, 2017.

OTHER BUSINESS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated July 1, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided or vote through the Internet or by telephone as described in the enclosed proxy card.

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NAVIDEA BIOPHARMACEUTICALS, INC.

Annual Meeting of Stockholders

August 11, 2016, 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jed A. Latkin and Frederick O. Cope, Ph.D., and each of them, severally, with full power of substitution, as proxies for the undersigned, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, par value $0.001 per share, of Navidea Biopharmaceuticals, Inc. held of record by the undersigned on June 17, 2016, at the Annual Meeting of Stockholders to be held on August 11, 2016, or any adjournment thereof, with all the power the undersigned would possess if present in person.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS (PROPOSAL 1) AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	To elect as directors each nominee named below for a term of three years or until their successors are duly elected and qualified.

Nominees:

01) Y. Michael Rice

02) Eric K. Rowinsky, M.D.

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	To increase the authorized number of shares of the Company from 205,000,000 to 305,000,000, consisting of 300,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of Marcum LLP as our independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date

Signature (Joint Owners)	Date